Exhibit 99.1

ONCOTHYREON ANNOUNCES RECEIPT OF NASDAQ LETTER REGARDING COMPLIANCE WITH NASDAQ GLOBAL MARKET LISTING STANDARDS

Seattle, Washington - September 17, 2008 - On August 20, 2008 Oncothyreon Inc. (Nasdaq: ONTY) (TSX: ONY) disclosed that it had received a letter from The Nasdaq Stock Market indicating that (i) it did not comply with the requirements for continued listing on The NASDAQ Global Market because it did not meet the maintenance standard in Marketplace Rule 4450(b)(1)(A) that specifies, among other things, that the market value of its common stock be at least $50 million and (ii) in accordance with the Marketplace Rule 4450(e)(4), it had a 30-calendar-day period in which to regain compliance. On September 16, 2008 Oncothyreon received a Staff Determination Letter from The Nasdaq Stock Market indicating that it has not regained compliance.

Oncothyreon intends to request a hearing by a Nasdaq Listing Qualifications Panel to appeal such determination. Oncothyreon expects the hearing to take place within four to eight weeks, and its shares will continue to be listed on The NASDAQ Global Market pending the outcome of the hearing.

On September 2, 2008 Oncothyreon announced its intention to offer 5,100,000 shares of its common stock. The standards for listing on The NASDAQ Capital Market provide, among other things, that an issuer maintain stockholders' equity of at least $2.5 million or minimum market value of securities of at least $35.0 million. If Oncothyreon generates net proceeds in excess of $5.0 million, Oncothyreon believes that it will meet the standards for listing on The NASDAQ Capital Market. If Oncothyreon continues to meet such standards, it may choose at any time prior to the end of the appeal process to apply to transfer the listing of its common stock to The NASDAQ Capital Market, which application would be subject to Nasdaq approval.

A registration statement relating to Oncothyreon’s common stock (File No. 333-149837) has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor, shall there be any sale of such securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of such securities will be solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued with respect to such offering. Copies of the preliminary prospectus supplement and accompanying prospectus can be obtained at the Securities and Exchange Commission’s website, www.sec.gov, or from Oncothyreon at its Seattle, Washington address below.

Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering can also be obtained from Boenning & Scattergood, Inc. at 4 Tower Bridge 200 Barr Harbor Drive, Suite 300 West Conshohocken, PA 19428; Tel: (610) 684-5427; Fax: (610) 832-0520; Attn: Joyce Englehart.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer.

Forward-Looking Statements

In order to provide our investors with an understanding of our current condition and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements related to the offering of securities by us.  Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including the risks associated with the results of our previously announced offering of common stock, availability and adequacy of financing, our financial condition and results of operations, general economic factors, achievement of the results we anticipate from our clinical trials with our products, our ability to adequately obtain and protect our intellectual property rights and our ability to regain and maintain compliance with NASDAQ listing standards. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

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Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com

ONCOTHYREON INC., 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100   Fax:  (206) 801-2101
ONCOTHYREON CANADA INC.  2011 - 94 St., Suite 200, Edmonton, AB, Canada  T6N 1H1
Tel:  (780) 450-3761   Fax:  (780) 463-0871
http://www.oncothyreon.com